Exhibit 10.2

TENDER AND SUPPORT AGREEMENT

TENDER AND SUPPORT AGREEMENT (this “Agreement”), dated as of May 19, 2025, by and among National Energy Services Reunited Corp., a company incorporated in the British Virgin Islands (the “Company”), and each of the persons listed on Schedule A hereto (collectively, the “Warrant Holders,” and each a “Warrant Holder”).

W I T N E S S E T H:

WHEREAS, as of the date hereof, each Warrant Holder is the beneficial owner of warrants (the “Warrants”) of the Company governed by the Warrant Agreement, dated as of May 11, 2017 (the “Warrant Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”);

WHEREAS, as of the date hereof, there are a total of 35,540,380 Warrants outstanding;

WHEREAS, each whole Warrant entitles its holder to purchase one-half of one ordinary share of the Company, no par value (“Ordinary Share”), at $5.75 per half share, subject to adjustment under the Warrant Agreement;

WHEREAS, the Company is initiating an exchange offer (the “Exchange Offer”) pursuant to a registration statement on Form F-4 to be filed with the Securities and Exchange Commission (as may be amended and supplemented, the “Registration Statement”), to offer all Warrant Holders the opportunity to exchange their Warrants for Ordinary Shares, based on an exchange ratio of 0.10 Ordinary Shares per Warrant and subject to other terms and conditions to be disclosed in the Registration Statement;

WHEREAS, concurrent with the Exchange Offer and as part of the Registration Statement, the Company is initiating a consent solicitation (the “Consent Solicitation”) to solicit the consent of the holders of the Warrants to amend, effective upon the completion of the Exchange Offer, the terms of the Warrant Agreement (the “Warrant Amendment”), to permit the Company to require that each Warrant that is outstanding upon the closing of the Exchange Offer be converted into 0.09 Ordinary Shares, which is an exchange ratio of 10% less than the exchange ratio applicable to the Exchange Offer, subject to the terms and conditions to be disclosed in the Registration Statement; and

WHEREAS, as an inducement to the Company’s willingness to initiate the Exchange Offer and the Consent Solicitation, each Warrant Holder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

Section 1.01 Agreement to Tender. Each Warrant Holder shall validly tender or cause to be tendered to the Company all Warrants set forth opposite such Warrant Holder’s name on Schedule A (the “Subject Warrants”), free and clear of any liens, options, rights or other encumbrances, limitations or restrictions whatsoever, pursuant to and in accordance with the terms of the Exchange Offer as described in the Registration Statement no later than the scheduled or extended expiration time of the Exchange Offer at an exchange ratio of 0.10 Ordinary Share per Warrant. Notwithstanding anything to the contrary in the Registration Statement, after a Warrant Holder validly tenders his, her or its Warrants to the Company in accordance with the terms of the Registration Statement, such Warrant Holder shall not withdraw or cause to be withdrawn the tender of any of such Warrants from the Exchange Offer, unless this Agreement is terminated pursuant to Section 1.06 hereof. For the avoidance of doubt, nothing in this Agreement shall restrict the Warrant Holder from acquiring additional Warrants subsequent to the date hereof, subject to applicable federal securities laws, and such additional Warrants shall not be subject to the terms of this Agreement.

Section 1.02 Agreement to Consent. Each Warrant Holder shall deliver to the Company its timely consent with respect to the Consent Solicitation with respect to all of such Warrant Holder’s Subject Warrants set forth on Schedule A in accordance with the terms and conditions of the Consent Solicitation as described in the Registration Statement.

Section 1.03 Ownership of Warrants. Each Warrant Holder represents and warrants to the Company, as of the date hereof and as of the date of tender of such Warrant Holder’s Subject Warrants in accordance with this Agreement, that such Warrant Holder is the sole beneficial owner of the number of Warrants set forth opposite such Warrant Holder’s name on Schedule A, and has good and marketable title to such Warrants free and clear of any liens, options, rights, or any other encumbrances, limitations or restrictions whatsoever (other than liens imposed under typical prime brokerage agreements and those restrictions imposed by applicable securities laws, this Agreement and the Warrant Agreement). Each Warrant Holder shall not transfer any Subject Warrants to any person (other than the Company in connection with the Exchange Offer) unless such person acquiring such Warrants signs a joinder to this Agreement agreeing to be bound by all terms and conditions of this Agreement as if it were an original party hereto.

Section 1.04 Company Covenants. The Company agrees that it shall take all steps reasonably necessary or desirable to commence the Exchange Offer and Consent Solicitation as soon as practicable consistent with this Agreement, and agrees to take all steps necessary to update the Registration Statement as required by applicable laws and regulations, and that the Registration Statement, when declared effective, will comply with all applicable Securities and Exchange Commission requirements.

Section 1.05 Specific Performance. Subject to Section 1.06, the parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 1.06 Termination. This Agreement shall terminate as to all Warrant Holders on the earliest of (a) upon written notice to all the Warrant Holders by the Company, (b) upon the earlier of (i) the date the Company’s board of directors or a committee thereof determines to no longer pursue the Exchange Offer and the Consent Solicitation, and (ii) August 16, 2025; and (c) if the Company fails to commence the Exchange Offer and Consent Solicitation by June 16, 2025.

Section 1.07 U.S. Federal Income Tax Treatment. The exchange of Warrants for Ordinary Shares pursuant to the Exchange Offer is intended to qualify as a reorganization pursuant to Section 368 of the Internal Revenue Code of 1986, as amended, and the parties shall not take any position inconsistent therewith unless otherwise required by applicable law.

Section 1.08 Warrant Holder Obligations Several and Not Joint. The obligations of each Warrant Holder hereunder shall be several and not joint, and no Warrant Holder shall be liable for any breach of the terms of this Agreement by any other Warrant Holder.

Section 1.09 Governing Law. The validity, interpretation, and performance of this Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Section 1.10 Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. The words “execution,” “signed,” “signature” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

[Signature Pages Follow]

2

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

COMPANY:

NATIONAL ENERGY SERVICES REUNITED CORP.

By:	/s/ Stefan Angeli
Name:	Stefan Angeli
Title:	Chief Financial Officer

[Signature Page to Tender and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

HOLDER:

Ajay Focus Fund, LP:

By:	/s/ Sturgis Woodberry
Name:	Sturgis Woodberry
Title:	Principal, Founder and Authorized Person of Occam Crest Management, LP, acting in its capacity as investment manager of Ajay Focus Fund, LP

[Signature Page to Tender and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

HOLDER:

Antonio J. Campo Mejia:

By:	/s/ Antonio J. Campo Mejia
Name:	Antonio J. Campo Mejia
Title:	Warrant Holder

[Signature Page to Tender and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

HOLDER:

Ashok Belani:

By:	/s/ Ashok Belani
Name:	Ashok Belani
Title:	Warrant Holder

[Signature Page to Tender and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

HOLDER:

Fort Baker Capital Management, LP:

By:	/s/ Steve Pigott
Name:	Steve Pigott
Title:	Managing Member of the GP

[Signature Page to Tender and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

HOLDER:

Geosphere SET Master Fund, LP:

By:	/s/ Arvind Sanger
Name:	Arvind Sanger
Title:	Managing Member of Geosphere SET Fund GP, LLC

[Signature Page to Tender and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

HOLDER:

John N. Ajay:

By:	/s/ John N. Ajay
Name:	John N. Ajay
Title:	Authorized agent for John Ajay & Siham Ajay’s IRA accounts

[Signature Page to Tender and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

HOLDER:

MMCAP International Inc. SPC:

By:	/s/ Matthew MacIsaac
Name:	Matthew MacIsaac
Title:	Secretary, MM Asset Management Inc., as investment advisor to MMCAP International Inc. SPC

[Signature Page to Tender and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

HOLDER:

Sherif Foda:

By:	/s/ Sherif Foda
Name:	Sherif Foda
Title:	Warrant Holder

[Signature Page to Tender and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

HOLDER:

Simon Ayat:

By:	/s/ Simon Ayat
Name:	Simon Ayat
Title:	Warrant Holder

[Signature Page to Tender and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

HOLDER:

Thomas D. Wood:

By:	/s/ Thomas D. Wood
Name:	Thomas D. Wood
Title:	Warrant Holder

[Signature Page to Tender and Support Agreement]

Schedule A

Name of Warrant Holder	Number of Warrants
Ajay Focus Fund, LP	1,500,000
Antonio J. Campo Mejia	2,000,000
Ashok Belani	1,000,000
Fort Baker Capital Management, LP	368,200
Geosphere SET Masterfund, LP	1,333,344
John Ajay and Siham Ajay IRA	1,500,000
MMCAP International Inc. SPC	3,595,203
Sherif Foda	4,193,180
Simon Ayat	2,000,000
Thomas D. Wood	1,979,599

Total	19,469,526